Exhibit 99.2

GlyEco, Inc. & Subsidiaries
Proforma Financial Information
December 31, 2011

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Page

Pro-forma Consolidated Balance Sheets - December 31, 2011	1

Pro-forma Consolidated Statements of Operations - for the year December 31, 2011	2

Notes to Pro-forma (Unaudited) Consolidated Financial Statements	3

GlyEco, Inc. & Subsidiaries
Proforma Consolidated Balance Sheets
December 31, 2011

	GlyEco,	Recycool,	Pro-forma	Pro-forma
	Inc.	Inc.	Adjustments	Consolidated
	(A)	(B)
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
ASSETS
Current assets
Cash	$577,127	$43,033	$-	$620,160
Accounts receivable	35,098	47,338	-	82,436
Inventory	-	10,390	-	10,390
Prepaid expenses	-	2,353	-	2,353
Total current assets	612,225	103,114	-	715,339

Property, plant and equipment
Plant and equipment	-	279,263	-	279,263
Accumulated depreciation	-	(133,416)	-	(133,416)
Property plant and equipment net	-	145,847	-	145,847

Total assets	$612,225	$248,961	$-	$861,186

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities
Accounts payable	$212,749	$4,031	$-	$216,780
Interest payable	399,782	-	-	399,782
Due to related parties	568,602	-	-	568,602
Total current liabilities	1,181,133	4,031	-	1,185,164

Long-term liabilities
Convertible note payable	1,000,000	-	-	1,000,000
Total long-term liabilities	1,000,000	-	-	1,000,000

Total liabilities	2,181,134	4,031	-	2,185,165

Shareholders' equity (deficit)
Common stock: 100,000,000, $0.0001 par value shares authorized; 22,585,235 shares issued and outstanding	2,286	900	(900)	2,286
Preferred stock: 10,000,000, $0.0001 par values shares authorized, none issued	-	-	-	-
Additional paid-in capital	5,773,924	-	900	5,774,824
Options and warrants outstanding	107,347	-	-	107,347
Accumulated earnings (deficit)	(7,451,465)	244,030	-	(7,207,435)
Total shareholders' equity (deficit)	(1,568,909)	244,930	-	(1,323,979)

Total liabilities and shareholders' equity (deficit)	$612,225	$248,961	$-	$861,186

The financial information presented herein has been prepared by management without audit and/or review by independent certified public accountants
See accompanying notes to proforma financial information

GlyEco, Inc. & Subsidiaries
Proforma Consolidated Balance Sheets
December 31, 2011

	GlyEco,	Recycool,	Pro-forma	Pro-forma
	Inc.	Inc.	Adjustments	Consolidated
	(A)	(B)
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net Sales	$824,289	$421,243	$-	$1,245,532
Cost of goods sold	663,689	226,448	-	890,137
Gross profit	160,600	194,795	-	355,395

Operating expenses
Compensation	406,790	57,110	-	463,900
Legal fees	39,629	23,417	-	63,046
General and administrative	141,469	23,654	-	165,123
Total expenses	587,635	104,181	-	691,816

Other income (expenses)
Interest income	375	-	-	375
Interest expense	(149,601)	-	-	(149,601)
Gain on the disposition of assets	16,000	-	-	16,000
Total other income (expenses)	(133,226)	-	-	(133,226)

Income (loss) from operations before income tax	$(560,261)	$90,614	$-	$(469,647)

Income taxes	-	-	-	-

Net income (loss)	$(560,261)	$90,614	$-	$(469,647)

Primary and fully diluted loss per share	$(0.02)	$100.68	$-	$100.66

Weighted average common shares outstanding (basic and diluted)	15,124,541	900	-900	15,124,541

The financial information presented herein has been prepared by management without audit and/or review by independent certified public accountants
See accompanying notes to proforma financial information

GlyEco, Inc. & Subsidiaries
Notes to Proforma (Unaudited)
Consolidated Financial Statements
December 31, 2011

1. BACKGROUND – PURCHASE AGREEMENT

On December 16, 2011 GlyEco, Inc. (“GlyEco”) entered into a purchase agreement (“Agreement”) in which it acquired substantially all of the assets of Recycool, Inc. (“Recycool”).

The principal provisions of the Agreement include:

•
Purchase Price: Recycool agreed to sell the business and all of the assets, with the exception of excluded assets, and properties of Recycool in consideration for an aggregate purchase price of $525,000 (the “Purchase Price”) comprised of (subject to adjustment as provided in the Agreement) an aggregate of 525,000 restricted shares of common stock of the Company (the “Shares”).  The Shares will be deemed to be “restricted” under Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and certificates evidencing the Shares shall bear a restrictive Securities Act legend.

•	Assets Purchased exclude: Physical possession of organizational documents, computers, personal mobile phone numbers, and accounts receivable equal to or greater than 90 days old.

•
Closing Date: The “Closing Date” or “Closing” was to occur on January 2, 2012, effective as of January 1, 2012, or on such later date when all conditions under the Agreement are satisfied in full.  All conditions were satisfied and the actual closing occurred on January 4, 2012, with the effective date remaining January 1, 2012.

•
Amendment No. 1: On December 27, 2011, the Parties entered into Amendment No. 1 to the Agreement pursuant to which GlyEco agreed to issue, on a pro rata basis, 8,153 additional shares of restricted Common Stock under the terms of the Agreement in consideration for Recycool’s payment of $8,153 in incurred audit fees.

•
Amendment No. 2: On January 1, 2012, the Parties entered into Amendment No. 2 to the Agreement pursuant to which the Purchase Price payable by GlyEco was increased from $525,000 to $543,750.  The $18,750 increase in the Purchase Price consists of: (i) 8,878 additional shares of Common Stock due to the fact that the Net Working Capital (as defined in the Agreement) of Recycool was calculated to be $63,878 (an increase of $8,878 from $55,000 under the Agreement); (ii) 8,153 additional restricted shares of Common Stock under Amendment No. 1; and (iii) 1,719 additional restricted shares of Common Stock in consideration for Recycool’s payment of $1,719 in month rent pursuant to its Office/Warehouse Lease, dated September 1, 2000, as amended, by and between Recycool and Bolger Building Partnership, L.L.P. (and Bolger Family Limited Partnership).

A copy of the purchase agreement is attached as Exhibit 10.1 filed with the SEC on December 21, 2011. Amendments to the purchase agreement are attached as Exhibit 10.2 and 10.3 filed with the SEC on January 10, 2012. The foregoing description of the purchase agreement is qualified in its entirety by reference to the full text of the exhibit to the Form 8-K and 8-K/A, respectively.

GlyEco, Inc. & Subsidiaries
Notes to Proforma (Unaudited)
Consolidated Financial Statements
December 31, 2011

2. NOTES TO PROFORMA (UNAUDITED) CONSOLIDATED FINANCIAL STATEMENTS

NOTE A.
The financial information presented in the Proforma Consolidated Balance Sheets as of December 31, 2011 and the Proforma Consolidated Operations Statements as of December 31, 2011 as they pertain to GlyEco, Inc. were derived from GlyEco’s 2011 Financial Statements.

NOTE B.
The financial information presented in the Proforma Consolidated Balance Sheets as of December 31, 2011 and the Proforma Consolidated Operations Statements as of December 31, 2011 as they pertain to Recycool, Inc. were derived from Recycool’s 2011-2010 Audited Financial Statements.